Exhibit 10.1

Execution Version

AGREEMENT AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT (“Agreement”) dated as of July 15, 2011 (“Effective Date”) is by and among Kodiak Oil & Gas (USA) Inc., a corporation duly formed and existing under the laws of the State of Colorado (“Borrower”), Kodiak Oil & Gas Corp., as guarantor (the “Guarantor”), the Lenders (as defined below) party to the Credit Agreement (as defined below), and Wells Fargo Energy Capital, Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower is party to that certain Second Lien Credit Agreement dated as of November 30, 2010, among the Borrower, the financial institutions party thereto from time to time, as lenders (the “Lenders”), and the Administrative Agent (the “Credit Agreement”).

B.            The Borrower has requested that the Lenders (i) provide commitments to make additional Loans pursuant to the Credit Agreement in an aggregate principal amount equal to $15,000,000 (the “Second Lien Increase”) and (ii) agree to amend certain provisions of the Credit Agreement.

C.            The parties hereto wish to, subject to the terms and conditions of this Agreement, amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Unless otherwise specifically defined herein, each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement.

Section 2.               Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.               Additional Loans.  Subject to the terms of this Agreement, each Lender agrees to make on the Effective Date a Loan to the Borrower in the principal amount set forth next to such Lender’s name on Exhibit A attached hereto (which amount shall be the amount of such Lender’s Commitment as of the Effective Date).  The aggregate amount of each Lender’s Loans as of the Effective Date (after giving effect to the making of the Loans contemplated by the preceding sentence) is set forth in Exhibit B attached hereto.

Section 4.               Amendments to Credit Agreement.

(a)           Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Amendment No. 1” means that certain Agreement and Amendment No. 1 to Second Lien Credit Agreement dated as of July 15, 2011 among the parties thereto which amends this Agreement.

“Amendment No. 1 Effective Date” means the effective date of Amendment No. 1.

“Make-Whole Amount” means, with respect to the prepayment of any Loan, an amount equal to the sum of (a) the product of (i) the weighted average interest rate applicable to the Loans being prepaid, times (ii) x/365, where “x” equals the number of days until the first anniversary of the Effective Date, times (iii) the principal amount of the Loans being prepaid, plus (b) the prepayment premium that would be due between the first anniversary of the Effective Date and second anniversary date of the Effective Date, plus (c) the amount of interest accrued and owed as of the date of such prepayment.

(b)           Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by deleting the defined terms “Commitment” in its entirety and replacing it with the following corresponding term:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Effective Date and on the Amendment No. 1 Effective Date, and “Commitments” means the aggregate amount of the Commitments of all Lenders.  The amount of each Lender’s Commitment as of the Amendment No. 1 Effective Date is set forth on Annex I.

(c)           Section 2.01 (Term Loan) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.01.        Term Loan.  On the Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $40,000,000.  Subject to the terms and conditions set forth herein, each Lender agrees to make on the Amendment No. 1 Effective Date, a Loan in dollars to the Borrower in an aggregate principal amount equal to such Lender’s Commitment on such date.  The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance.  Any portion of the Commitments available on the Effective Date or the Amendment No. 1 Effective Date and not drawn by the Borrower on or before 4:00 p.m. Denver, Colorado time on the Effective Date or the Amendment No. 1 Effective Date, as applicable, shall be permanently cancelled.

(d)           Section 2.06 (Termination of Commitments) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.06.        Termination of Commitments.  The Commitments shall terminate at 4:00 p.m. Denver, Colorado time on the Amendment No. 1 Effective Date.

(e)           Section 3.04(a) (Optional Prepayments) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

(a)          Optional Prepayments.  Subject to any break funding costs payable pursuant to Section 5.02 and prior notice in accordance with Section 3.04(b) and subject to the Intercreditor Agreement, the Borrower shall have the right to prepay the Loans at any time and from time to time in whole or in part, as follows:

(i)           at any time during the period commencing on the Effective Date but prior to the first anniversary of the Effective Date, the Loans may be prepaid in whole or in part so long as the principal amount prepaid is accompanied by a premium equal to the Make-Whole Amount applicable to such principal amount prepaid; provided that if such principal amount being prepaid is greater than $40,000,000, then such Make-Whole Amount shall only be applicable to $40,000,000 and the remaining amount shall have no premium applied thereto;

(ii) at any time during the period commencing on the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, the Loans may be prepaid in whole or in part so long as the principal amount prepaid is accompanied by a premium equal to 2.0% of such amount prepaid; provided that if such principal amount being prepaid is greater than $40,000,000, then such premium shall only be applicable to $40,000,000 and the remaining amount shall have no premium applied thereto;

(iii)         at any time during the period commencing on the second anniversary of the Effective Date but prior to the third anniversary of the Effective Date, the Loans may be prepaid in whole or in part so long as the principal amount prepaid is accompanied by a premium equal to 1.0% of such amount prepaid; provided that if such principal amount being prepaid is greater than $40,000,000, then such premium shall only be applicable to $40,000,000 and the remaining amount shall have no premium applied thereto;

provided that, in any event each prepayment pursuant to this Section 3.04 shall be in an aggregate principal amount of $500,000 or any whole multiple of $500,000 in excess thereof.

(f)            The Credit Agreement is hereby further amended by deleting Annex I (List of Commitments) attached thereto and replacing it with Exhibit A (List of Commitments) attached hereto.

Section 5.               Credit Parties Representations and Warranties.  Each Credit Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the limited liability company, limited partnership, or corporate power and authority of such Credit Party and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Liens under the Security Instruments are valid and subsisting and secure the Indebtedness (as such Indebtedness may be increased as a result of the transactions contemplated hereby); and (g) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and that are, or on the Effective Date will be, in full force and effect) is required for the incurrence of the Borrowing Base Increase or for the due execution, delivery and/or performance of Senior Revolving Credit Documents in connection with the Borrowing Base Increase, in each case by the parties thereto.

Section 6.               Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received:

(i)            multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and the Lenders;

(ii)           evidence that the Borrowing Base under the Senior Revolving Credit Agreement has been increased to $110,000,000;

(iii)          executed original Notes, if any, requested by the Lenders made by the Borrower payable to such requesting Lenders in the amount of such Lenders’ respective Loans after giving effect to the transactions contemplated hereby;

(iv)          a certificate, dated as of the Effective Date, duly executed and delivered by the Borrower’s and each Guarantor’s Secretary or Assistant Secretary as to (A) no change in the officers’ incumbency delivered at the original closing date for the Credit Agreement, (B) no change in authorizing resolutions delivered at such closing date, and (C) no change in organizational documents delivered at such closing date or, if any such changes have occurred, attaching new incumbency certificates, authorizing resolutions and/or organizational documents, as they case may be;

(v)           certificates of existence and good standing for the Borrower in its state of organization, which certificates shall be dated a date not sooner than 30 days prior to Effective Date;

(vi)          a certificate, dated as of the Effective Date, duly executed and delivered by a Responsible Officer of the Borrower as to governmental approvals, if any, with respect to this Agreement; and

(vii)         such other information, documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(c)           The Borrower shall have paid (i) all reasonable fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date, and (ii) hereby agrees to pay to the Administrative Agent, for the pro rata account of each Lender, an upfront fee or an original issue discount on the Second Lien Increase in an amount equal to 2.00% of the Second Lien Increase.

Section 7.               Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  Except as expressly set forth herein, this Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)           The Borrower, each Guarantor, the Administrative Agent and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

(d)           From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 8.               Reaffirmation of the Guarantee and Collateral Agreement.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee and Collateral Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (as defined in the Guarantee and Collateral Agreement), as such Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee and Collateral Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9.               Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 10.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.             Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12.             Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Colorado.

Section 13.             Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

KODIAK OIL & GAS (USA) INC.

	By:	/s/ James P. Henderson
Name: James P. Henderson
Title: Chief Financial Officer

GUARANTOR:

KODIAK OIL & GAS CORP.

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

Signature page to Amendment No. 1 to Second Lien Credit Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO ENERGY CAPITAL, INC.,
as the Administrative Agent

By:	/s/ Bryan McDavid
Bryan McDavid
Director

LENDER:

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Bryan McDavid
Bryan McDavid
Director

Signature page to Amendment No. 1 to Second Lien Credit Agreement

EXHIBIT A

ANNEX I

LIST OF COMMITMENTS

(as of Amendment No. 1 Effective Date)

Name of Lender	Commitment Amount
Wells Fargo Bank, N.A.	$15,000,000
TOTAL	$15,000,000

EXHIBIT B

OUTSTANDING LOANS

The aggregate outstanding principal amount of each Lender’s Loans as of the Effective Date (after giving effect to the making of the Loans contemplated by the preceding sentence) is as follows:

Name of Lender	Percentage	Aggregate Outstanding Principal Amount
Wells Fargo Bank, N.A.	100.00%	$55,000,000
TOTAL	100.00%	$55,000,000